Exhibit 99.1

                   MDC PARTNERS INC. STOCK SYMBOLS MODIFIED

Monday, November 22, 2004

TORONTO, Nov. 22 / MDC Partners Inc. ("MDC Partners") (TSX: MDZ.SV.A, NASDAQ:
MDCAE) issued a statement to clarify that, due to the delayed filing of its 3rd quarter Form 10-Q with the SEC, NASDAQ has temporarily appended a fifth character "E" to its NASDAQ trading symbol (now "MDCAE"). Upon the filing of its Form 10-Q with the SEC, MDC Partners' expects that its NASDAQ trading symbol will change back to "MDCA". Management anticipates that MDC Partners will file its Form 10-Q and interim financial statements on or before November 30, 2004.

The reasons for MDC Partners' delay in filing its interim financial statements by the required filing dates under applicable Canadian and U.S. securities laws were previously disclosed by the company in its Form 8-K filing with the SEC on November 15, 2004, as well as in the slide presentation posted on MDC Partners' website (www.mdc-partners.com) and in the recording of a conference call with management held on November 15, 2004, which is publicly available for complete review by visiting MDC Partners' website.

In addition, the trading symbol for MDC Partners' Class A shares on the Toronto Stock Exchange has been changed to "MDZ.SV.A".

About MDC Partners Inc.

MDC Partners is one of the world's leading marketing communications firms. Through its partnership of entrepreneurial firms, MDC Partners provides advertising and specialized communication services to leading brands throughout the United States and Canada. MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol MDZ.SV.A and on the NASDAQ under the symbol MDCAE.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the Company's financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements and other factors set forth in the Company's Form 40-F for its fiscal year ended December 31, 2003 and subsequent SEC filings.

/For further information: CONTACTS: Steven Berns, Vice Chairman & Executive Vice President, Tel: (416) 960-9000 ex. 225; Walter Campbell, Chief Financial Officer, Tel: (416) 960-9000 ex. 336/